UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 15, 2017 (May 15, 2017)

 Vista Outdoor Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-36597	47-1016855
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

262 N University Drive Farmington, UT	84025
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (801) 447-3000

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12
☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 15, Vista Outdoor Inc. (the “Company”) issued a press release announcing the appointment of Kenneth Bement as Corporate Controller, effective May 15, 2017. He will also assume the role of Chief Accounting Officer from Tom Sexton on June 5.

Mr. Bement, 38, joins the Company from Alphabet Inc, the parent company of Google, where he worked as the Controller of Reporting and Governance since August 2016. Prior to joining Alphabet, he was the Deputy Controller beginning in March 2016 and the Director of Financial Reporting from December 2011 to February 2016 at the Raytheon Company, a U.S. defense contractor and industrial manufacturer. Mr. Bement's experience also includes nearly five years as a member of the staff of the Financial Accounting Standards Board, Manager of Financial Reporting at Thomson Learning and a role as a Senior Accountant at the IBM Corporation. He has a master's and a bachelor’s degree in accounting from the Marriott School of Management at Brigham Young University. Mr. Bement is a Certified Public Accountant, Chartered Global Management Accountant, Certified Management Accountant and Certified Financial Manager.

In connection with the appointment of Mr. Bement to the position of Corporate Controller & Chief Accounting Officer, the Company entered into an offer letter agreement with Mr. Bement (the “Offer Letter”) on April 13, 2017. The Offer Letter provides that Mr. Bement will be an employee “at will” and includes his expected compensation package. Pursuant to the Offer Letter, Mr. Bement will receive an annual base salary of $260,000 and target annual cash incentive compensation of 45% of his base salary. In addition, the Offer Letter provides that Mr. Bement’s annual long-term equity incentive award target will be 75% of his base salary.

In addition, the Offer Letter provides that Mr. Bement will receive a one-time, sign-on equity award with a $125,000 aggregate grant date value. The award will be made in the form of restricted stock units under the Company’s 2014 Stock Incentive Plan and will vest on the first, second, and third anniversaries of the grant date, subject to his continued employment with the company through the applicable vesting date.

The Offer Letter does not provide for any payments or benefits in the event of a termination of Mr. Bement’s employment. Mr. Bement will participate in the Company’s Income Security Plan and Executive Severance Plan to the same extent as the Company’s other executives. The Income Security Plan provides for severance payments under certain circumstances following a change-in-control of the Company and the Executive Severance Plan provides benefits and payments to the Company’s executives upon termination of their employment with the Company. The foregoing description of the Income Security Plan and Executive Severance Plan does not purport to be complete and is qualified in its entirety by reference to the Income Security Plan and Executive Severance Plan (Exhibits 10.2 and 10.3, respectively, to Vista Outdoor Inc.’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on February 10, 2015).

The Company’s press release announcing the appointment of Mr. Bement is filed as Exhibit 99.1 hereto and incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits
(d)                                 Exhibits.

Exhibit No.	Description
99.1	Press release of Vista Outdoor Inc. dated May 15, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISTA OUTDOOR INC.

By:	/s/ Scott D. Chaplin
Name: Scott D. Chaplin
Title: Senior Vice President, General Counsel
and Secretary

Date:  May 15, 2017

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release of Vista Outdoor Inc. dated May 15, 2017.